                                EXHIBIT 3.1

C&S 500 (Rev. 6/92)

    MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                     (FOR BUREAU USE ONLY)







Name
STEPHEN C. WATERBURY

Address
WARNER NORCROSS & JUDD LLP
900 OLD KENT BUILDING, 111 LYON STREET, N.W.

City              State            Zip Code
GRAND RAPIDS        MICHIGAN            49503     EFFECTIVE DATE:

     Document will be returned to the name and address you enter above.


                                                  [ ] [ ] [ ] - [ ] [ ] [ ]



                         ARTICLES OF INCORPORATION

                                    OF

                       FOREMOST-MICHIGAN CORPORATION

          Pursuant to the Provisions of Act 284, Public Acts of 1972, as amended, the undersigned executes the following Articles of Incorporation:


                                 ARTICLE I

                                   NAME

          The name of the corporation is Foremost-Michigan Corporation.

                                ARTICLE II

                  REGISTERED OFFICE AND REGISTERED AGENT

          The address of the Corporation's registered office in the State of Michigan is 5600 Beech Tree Lane, Caledonia, Michigan 49316. The name of its registered agent at such address is Paul D. Yared. The mailing address is Post Office Box 2450, Grand Rapids, Michigan 49501.


                                ARTICLE III

                                  PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Michigan.


                                ARTICLE IV

                               CAPITAL STOCK

          The total number of shares of stock which the Corporation shall have authority to issue is 60,000 shares of Common Stock, each with a par value of $1.00. The following provisions shall apply to the authorized stock of the corporation:

     A. NO PREFERENCE. Except as provided by law or by the Corporation's shareholder rights plan, as in effect from time to time, none of the shares of the Common Stock shall be entitled to any preferences, and each share of Common Stock shall be equal to every other share of said Common Stock in every respect.

     B. DIVIDENDS. After payment or declaration of full dividends on all shares having a priority over the Common Stock as to dividends, and after making all required sinking or retirement fund payments, if any, on all classes of preferred shares and on any other stock of the Corporation ranking as to dividends or assets prior to the Common Stock, dividends on the shares of Common Stock may be declared and paid, but only when and as determined by the Board of Directors.

     C. RIGHTS ON LIQUIDATION. On any liquidation, dissolution, or winding up of the affairs of the Corporation, after there shall have been paid to or set aside for the holders of all shares having priority over the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its shareholders.

     D. VOTING. At all meetings of shareholders of the Corporation, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively.


                                 ARTICLE V

                               INCORPORATOR

          The name and mailing address of the incorporator is Paul D. Yared, Post Office Box 2450, Grand Rapids, Michigan 49501.


                                ARTICLE VI

                                 DURATION

          The Corporation is to have perpetual existence.


                                ARTICLE VII

                BOARD OF DIRECTORS; NUMBER; CLASSIFICATION;
                      VACANCIES; REMOVAL; NOMINATIONS

     A. The number of directors constituting the entire Board shall be not less than five nor more than 15 as fixed from time to time by vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

     B. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     C. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, if the holders of any class or series of preferred stock are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or series may be filled only by majority vote of the directors elected by that class or series then in office, whether or not a quorum, or by the holders of that class or series.

     D. Any director may be removed from office at any time, but only for cause, and only if removal is approved as set forth below. Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the corporation; or
(4) such director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties. Whether cause for removal exists shall be determined by the affirmative vote of 80% of the voting power of all shares of capital stock of the Corporation then entitled to vote on the election of directors, voting together as a single class or by the affirmative vote of a majority of the total number of directors. Any action to remove a director pursuant to (1) or (2) above shall be taken within one year of such conviction or adjudication. For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

     E. Nominations of directors of the Corporation shall be made in accordance with the following:

          1. Nominations of candidates for election for directors of the Corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting, as provided in (2) and (3), immediately below.

          2. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statements soliciting proxies for his or her election as a director.

          3. Any shareholder who intends to make a nomination at the Election Meeting shall deliver a timely notice to the Secretary of the Corporation setting forth (a) the name, age, business address, and residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice in the case of a special meeting.

           4. If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.


                               ARTICLE VIII

                             BOARD AUTHORITY

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     A.   To make, alter, or repeal the Bylaws of the Corporation.

     B. If authorized by these Articles, to adopt resolutions to issue shares of preferred stock, in such amounts and series, and with such dividend, liquidation, voting, conversion, redemption, and other rights as shall be set forth in the resolution, and to execute, acknowledge, and file a certificate setting forth a copy of such resolution(s) and the number of shares of stock of such class or series as to which the resolution(s) apply, pursuant to Michigan law. Upon filing, the certificate shall constitute an amendment to these Articles of Incorporation.

     C. To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

     D. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     E. By a majority vote of the whole Board, to designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation.

     F. When and as authorized by the shareholders in accordance with law, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or securities of, any other corporation or corporations, as its Board of Directors shall deem expedient or for the best interest of the Corporation.


                                ARTICLE IX

      ELECTION OF DIRECTORS; LOCATION OF MEETINGS, BOOKS, AND OFFICES

          Elections of the directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. If the Bylaws so provide, the shareholders and directors shall have power to hold meetings, to keep the books, documents and papers of the Corporation outside the State of

Michigan, and to have one or more offices within or without the State of Michigan, at such places as may be designated from time to time by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of Michigan.


                                 ARTICLE X

                           CREDITOR ARRANGEMENTS

          When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.


                                ARTICLE XI

                  AMENDMENT OF ARTICLES OF INCORPORATION

          The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the statutes of Michigan, and all rights and powers conferred on directors and shareholders prescribed herein are subject to this reservation; PROVIDED, HOWEVER, that this Article XI, as well as the following provisions of these Articles of Incorporation, may not be amended, altered, changed, or repealed, nor may any provision inconsistent with the following provisions be adopted, without the approval of at least 80% of the total voting power of all shares of stock entitled to vote, voting together as a single class at an annual or special meeting of shareholders: (i) Article VII - Board of Directors; Number; Classification; Vacancies; Removal; Nominations; (ii) Article XII - Amendment of Bylaws; and (iii) Article XIII - Special Shareholder Meetings, unless such repeal, alteration, or amendment of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least 75% of the entire Board of Directors, notwithstanding the fact that a lesser percentage may be specified by the Michigan Business Corporation Act.


                                ARTICLE XII

                            AMENDMENT OF BYLAWS

          The Bylaws of the Corporation may be repealed, altered, amended, or rescinded at any time by the Board of Directors without shareholder approval. The Bylaws of the Corporation may not be amended by the shareholders of the Corporation except upon the affirmative vote of at least 80% of the total voting power of all shares of stock entitled to vote in the election of directors, voting together as a single class at an annual or special meeting of shareholders.


                               ARTICLE XIII

                       SPECIAL SHAREHOLDER MEETINGS

          Special shareholder meetings may be called by the Board of Directors or a committee of the Board authorized to call special shareholder meetings. The shareholders of the Corporation shall not have the power or ability to call a special shareholder meeting, except as provided in the Bylaws or under the Michigan Business Corporation Act, and subject to the rights of the holders of preferred stock, if any.


                                ARTICLE XIV

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Corporation shall indemnify directors and officers of the corporation as of right, and shall advance expenses, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the name of the Corporation, a subsidiary, or otherwise) arising out of their service to the Corporation, a subsidiary, or to another organization at the request of the Corporation or a subsidiary. The Corporation may indemnify persons who are not directors or officers of the Corporation to the extent authorized by Bylaw, resolution of the Board of Directors, or contractual agreement authorized by the Board of Directors. The Corporation may purchase and maintain insurance to protect itself and any such director, officer, or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be deemed contractual and shall apply to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article, and to directors, officers, and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors, officers, and other persons referred to in this Article.


                                ARTICLE XV

                     LIMITATION ON DIRECTOR LIABILITY

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except that a director's liability is not limited for:

     A. the amount of a financial benefit received by a director to which he or she is not entitled;

     B. intentional infliction of harm on the Corporation or its shareholders;

     C.   a violation of Section 551(1) of the Michigan Business
Corporation Act; or

     D.   intentional criminal act.

          If the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall, to the fullest extent permitted by the Michigan Business Corporation Act, as so amended, not be liable to the Corporation or its shareholders. No amendment to or modification or repeal of this Article shall increase the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

          This Article applies only to acts or omissions and to breaches of fiduciary duty occurring after this Article became effective.



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
                                ARTICLE XVI

                        DENIAL OF PREEMPTIVE RIGHTS

          The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock or securities of any kind of the Corporation whether now or hereafter authorized.


          The undersigned incorporator, for the purpose of forming a corporation pursuant to the Michigan Business Corporation Act, has executed these Articles of Incorporation this ___ day of April 1998.



                                   ________________________________________
                                   Paul D. Yared, Incorporator
































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
    MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                (FOR BUREAU USE ONLY)






Name      Tashia L. Rivard

Address   Warner Norcross & Judd LLP
          900 Old Kent Building
          111 Lyon Street, N.W.

City      Grand Rapids, MI 49503-2489             EFFECTIVE DATE:

DOCUMENT WILL BE RETURNED THE NAME AND ADDRESS INDICATED ABOVE



                           CERTIFICATE OF MERGER
                                    OF
                      FOREMOST CORPORATION OF AMERICA
                                   INTO
                       FOREMOST-MICHIGAN CORPORATION


          PURSUANT TO THE PROVISIONS OF ACT 284, PUBLIC ACTS OF 1972 (PROFIT CORPORATIONS), THE UNDERSIGNED CORPORATIONS EXECUTE THE FOLLOWING
CERTIFICATE:

          This Certificate of Merger is filed pursuant to Section 712 of the Michigan Business Corporation Act, as amended (the "Michigan Business Corporation Act"). This Certificate of Merger pertains to the Agreement and Plan of Merger dated as of June 30, 1998 (the "Plan of Merger"), between Foremost Corporation of America, a Delaware corporation ("Foremost"), and Foremost-Michigan Corporation, a Michigan corporation ("Foremost-Michigan"), a copy of which is attached to this Certificate of Merger.


     1.   The Plan of Merger is as follows:

          (a) The name of each constituent corporation and its identification number is:

                            CERTIFICATE OF MERGER
                                - CONTINUED -

            NAME                      CORPORATION IDENTIFICATION NUMBER
            ----                      ---------------------------------
     Foremost Corporation of America              627-165
     Foremost-Michigan Corporation                530-850

          (b) The name of the surviving corporation is Foremost-Michigan Corporation and its identification number is 530-850.

          (c)  For each constituent corporation, state:

NAME OF CORPORATION     DESIGNATION AND NUMBER OF    CLASS OR SERIES OF SHARES  CLASS OR SERIES ENTITLED
                          OUTSTANDING SHARES IN          ENTITLED TO VOTE          TO VOTE AS A CLASS
                          EACH CLASS OR SERIES
Foremost Corporation          Common Stock                Common Stock                   None
of America                   $1.00 par value
                            27,243,940 shares

Foremost-Michigan             Common Stock                Common Stock                   None
Corporation                 $1.00 par value
                              100 shares

The number of outstanding shares of the Common Stock of Foremost is subject to change before the effective time of the merger due to the issuance of additional shares of Common Stock upon the exercise of employee stock options and the grant or sale of shares to, or for the account of, directors and employees pursuant to other benefit plans, and the issuance of additional shares if and as authorized by the board of directors of Foremost.

     2.   (a)  The manner and basis of converting shares are as follows:
The terms and conditions of the merger are fully set forth in the Plan of Merger attached as APPENDIX A, which is incorporated into and made a part of this Certificate of Merger. The manner and basis of converting each share of Foremost Common Stock into shares of Foremost-Michigan Common Stock are described in Article IV of the Plan of Merger. Under those provisions, each issued and outstanding share of Foremost Common Stock will

                            CERTIFICATE OF MERGER
                                - CONTINUED -

be converted into one validly issued, fully paid, and nonassessable share of Foremost-Michigan Common Stock.

          (b) The amendments to the Articles of the surviving corporation to be effected by the merger are as follows:

                                 ARTICLE I

                                   NAME

               The name of the corporation is Foremost Corporation of America.


                                ARTICLE IV

                               CAPITAL STOCK

          The total number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares of Common Stock, each with a par value of $1.00, and 10,000,000 shares of Preferred Stock, without par value. Preferred Shares may be issued in series, each series being composed of such number of shares and having such dividend, liquidation, voting, conversion, redemption and other rights, if any, as the Board of Directors may determine from time to time by resolution.

          The following provisions shall apply to the authorized stock of the corporation:

     A.   PROVISIONS APPLICABLE TO COMMON STOCK.

          1. NO PREFERENCE. Except as provided by law or by the Corporation's shareholder rights plan, as in effect from time to time, none of the shares of the Common Stock shall be entitled to any preferences, and each share of Common Stock shall be equal to every other share of said Common Stock in every respect.

          2. DIVIDENDS. After payment or declaration of full dividends on all shares having a priority over the Common Stock as to dividends, and after making all required sinking or retirement fund payments, if any, on all classes of preferred shares and on any other stock of the Corporation ranking as to dividends or assets prior to the Common Stock, dividends on the

                            CERTIFICATE OF MERGER
                                - CONTINUED -

     shares of Common Stock may be declared and paid, but only when and as determined by the Board of Directors.

          3. RIGHTS ON LIQUIDATION. On any liquidation, dissolution, or winding up of the affairs of the Corporation, after there shall have been paid to or set aside for the holders of all shares having priority over the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its shareholders.

          4. VOTING. At all meetings of shareholders of the Corporation, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively.

     B.   PROVISIONS APPLICABLE TO PREFERRED STOCK.

          1. ISSUANCE IN SERIES. The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, powers, preferences, and relative, participating, optional, or other rights, and such qualifications, limitations, or restrictions, as may be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. Authority is hereby expressly granted to the Board of Directors, subject to the provision of this Article, to authorize the issuance of any authorized and unissued shares of Preferred Stock (whether or not previously designated as shares of a particular series, and including shares of any series issued and thereafter acquired by the corporation) as shares of one or more series of Preferred Stock, and with respect to each series to determine and designate by resolution or resolutions providing for the issuance of such series:

               (a) The number of shares to constitute the series and the title thereof;

               (b) Whether the holders shall be entitled to cumulative or noncumulative dividends, and, with respect to shares entitled to cumulative dividends, the date or dates from which such dividends shall be cumulative, the rate of the annual dividends thereon (which may be fixed or variable

                            CERTIFICATE OF MERGER
                                - CONTINUED -

          and may be made dependent upon facts ascertainable outside of the Articles of Incorporation), the dates of payment thereof, and any other terms and conditions relating to such dividends;

               (c) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property, or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which, and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the terms and amount of a sinking fund, if any, provided for the purchase or redemption of such shares;

               (d) Whether the shares of such series shall be participating or nonparticipating, and, with respect to participating shares, the date or dates from which the dividends shall be participating, the rate of the dividends thereon (which may be fixed or variable and may be made dependent upon facts ascertainable outside of the Articles of Incorporation), the dates of payment thereof, and any other terms and conditions relating to such additional dividends;

               (e) The amount per share payable to holders upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation;

               (f) The conversion or exchange rights, if any, of such series, including, without limitation, the price or prices, rate or rates, and provisions for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which shares constituting such series may be converted into, or exchanged for, shares of any other class or classes or series;

               (g) The voting rights per share, if any, of each such series, provided that in no event shall any shares of any series be entitled to more than one vote per share; and

                            CERTIFICATE OF MERGER
                                - CONTINUED -

               (h) All other rights, privileges, terms, and conditions that are permitted by law and are not inconsistent with this Article.

          All shares of Preferred Stock shall rank equally and be identical in all respects except as to the matters specified in this Article or any amendment thereto, or the matters permitted to be fixed by the Board of Directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

          2. DIVIDENDS. The holders of shares of each series of Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at, but not exceeding, the dividend rate fixed for such series by the Board of Directors pursuant to the provisions of this Article.

          3. LIQUIDATION PREFERENCE. Upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive in full out of the assets of the Corporation available for distribution to shareholders (including its capital) before any amount shall be paid to, or distributed among, the holders of Common Stock, an amount or amounts fixed by the Board of Directors pursuant to the provisions of this Article. If the assets of the Corporation legally available for payment or distribution to holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation are insufficient to permit the payment of the full preferential amount to which all outstanding shares of the Preferred Stock are entitled, then such assets shall be distributed ratably upon outstanding shares of the Preferred Stock in proportion to the full preferential amount to which each such share shall be entitled. After payment to holders of the Preferred Stock of the full preferential amount, holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the corporation. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation, or winding up for purposes of this
     Section 3.

                            CERTIFICATE OF MERGER
                                - CONTINUED -

          (c) The Plan of Merger will be furnished by the surviving corporation, on request and without costs, to any shareholder of any constituent profit corporation.

     3. This merger is permitted by the laws of the state of Delaware, the jurisdiction under which Foremost is organized, and the Plan of Merger was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

     4.   The merger shall be effective on June 30, 1998.

     5. The Plan of Merger was approved by the Board of Directors of Foremost-Michigan, the surviving Michigan corporation, without approval of the shareholders, in accordance with Section 703(a) of the Michigan Business Corporation Act.


                                   FOREMOST-MICHIGAN CORPORATION


Dated: June ____, 1998             By _____________________________________
                                      Richard L. Antonini
                                      Its Chairman, President, and Chief
                                        Executive Officer

                            CERTIFICATE OF MERGER
                                - CONTINUED -

Name of Organization Remitting Fees:

                         WARNER NORCROSS & JUDD LLP
                         900 Old Kent Building
                         111 Lyon Street, N.W.
                         Grand Rapids, Michigan 49503-2489
                         (616) 752-2000

Certificate Prepared By:

                         Tashia L. Rivard
                         WARNER NORCROSS & JUDD LLP
                         900 Old Kent Building
                         111 Lyon Street, N.W.
                         Grand Rapids, Michigan 49503-2489
                         (616) 752-2171

                                APPENDIX A

                       AGREEMENT AND PLAN OF MERGER

                                    OF

                      FOREMOST CORPORATION OF AMERICA
                         (A DELAWARE CORPORATION)

                                    AND

                       FOREMOST CORPORATION-MICHIGAN
                         (A MICHIGAN CORPORATION)


          THIS AGREEMENT AND PLAN OF MERGER (the "PLAN OF MERGER") is made and entered into by and between FOREMOST CORPORATION OF AMERICA ("FOREMOST" or the "DELAWARE CORPORATION"), a Delaware corporation, and its wholly owned subsidiary, FOREMOST CORPORATION-MICHIGAN ("FOREMOST-MICHIGAN" or the "MICHIGAN CORPORATION"), a Michigan corporation.

          The total number of shares of stock which the Michigan Corporation has or will have authority to issue consists or shall consist of 70,000,000 shares of Common Stock, par value $1.00 per share, of which 100 shares are issued and outstanding and held by the Delaware Corporation as of the date hereof and 10,000,000 shares of Preferred Stock, without par value, of which no shares are outstanding. Each outstanding share of Common Stock of the Michigan Corporation is entitled to one vote on any matter submitted to the vote of the shareholders of the Michigan Corporation.

          The total number of shares of stock which the Delaware Corporation has authority to issue consists of 35,000,000 shares of Common Stock, par value $1.00 per share, of which 27,243,940 shares are issued and outstanding at the date hereof. Each outstanding share of Common Stock of the Delaware Corporation is entitled to one vote on any matter submitted to the vote of the stockholders. Additional shares of capital stock of the Delaware Corporation may be issued, and outstanding shares may be retired before the effective date of the Merger if authorized by action of the Board of Directors or upon the exercise of previously issued stock options. The Delaware Corporation does not have authorized preferred stock.

          The Board of Directors of Foremost and Foremost-Michigan deem it in the best interests of said corporations and the stockholders of Foremost to merge Foremost into Foremost-Michigan pursuant to the provisions of the Michigan Business Corporation Act and Delaware General Corporation Law upon the terms and conditions set forth in this Plan of Merger.

          IN CONSIDERATION of the foregoing and of the agreements, covenants and provisions contained in this Plan of Merger, the Michigan Corporation and the Delaware Corporation hereby agree as follows:


                            ARTICLE I - GENERAL

          Foremost and Foremost-Michigan (the "CONSTITUENT CORPORATIONS") shall be merged into a single corporation, in accordance with the provision of the laws of the state of Michigan and the state of Delaware by merging Foremost into Foremost-Michigan, which shall survive the Merger and thereafter be named "Foremost Corporation of America."


                       ARTICLE II - THE TRANSACTION

          When the Merger shall become effective, all in accordance with, and as provided in, the provisions of this Plan of Merger and the applicable provisions of the laws of the state of Michigan and the state of Delaware (such time being hereinafter referred to as the "EFFECTIVE DATE OF THE MERGER"):

     1. The Constituent Corporation shall be a single corporation which shall be Foremost-Michigan (the "SURVIVING CORPORATION"), and the separate existence of Foremost shall cease.

     2. The Surviving Corporation shall thereupon and thereafter have all rights, privileges, immunities and powers and be subject to all the duties and liabilities of a corporation under Michigan law and shall have and possess all the rights, privileges, immunities and franchises, public or private, of each of the Constituent Corporations.

     3. All property, real, personal and mixed, all debts due on whatever account, including subscriptions to shares, all rights of actions and all other assets or interests of any description of or belonging to or due to each of the Constituent Corporations shall be deemed to be transferred and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired because of such Merger.

     4. The Surviving Corporation shall be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and all debts, liabilities and duties of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred and/or contracted by it; a claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in the place of such Constituent Corporation; and the rights of creditors and any lien upon the property of the Constituent Corporations shall not be impaired by such Merger.

     5. All corporate acts, policies, agreements, arrangements, approvals and authorizations of the Delaware Corporation, its stockholders, Board of Directors and committees thereof, officers and agents, which were valid and effective immediately before the effective date of the Merger shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Delaware Corporation.

     6. The employees and agents of Foremost on the effective date of the Merger shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Foremost.

     7. The Bylaws of Foremost-Michigan as existing and constituted on the effective date of the Merger shall be and constitute the Bylaws of the Surviving Corporation until the same are altered or amended.

     8. The directors of Foremost on the effective date of the Merger shall be and constitute the directors of the Surviving Corporation for the same terms to which they were elected as directors of Foremost until their successors are elected in accordance with law and the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation.

     9. The officers of Foremost in office on the effective date of the Merger shall be and constitute the officers of the Surviving Corporation until their successors are elected or they are removed from office by the Board of Directors of the Surviving Corporation, in accordance with law and the provisions of the Bylaws of the Surviving Corporation.

     10. The stock plans of Foremost, existing on the effective date of the Merger, including the Nonqualified Stock Option Plan of 1998, the Nonqualified Stock Option Plan of 1995, the Restricted Stock Plan, the Directors' Restricted Stock Plan, the Long-Term Incentive Plan and the Executive Stock Purchase Plan shall be assumed according to their terms by the Surviving Corporation, and all such stock plans shall constitute stock plans of the Surviving Corporation.

                  ARTICLE III - ARTICLES OF INCORPORATION

          On the effective date of Merger, the Articles of Incorporation of Foremost-Michigan shall be amended as set forth in the Certificate of Merger filed with the Michigan Corporation, Securities and Land Development Bureau. From and after the effective date of the Merger, such Articles of Incorporation, as amended, shall be and constitute the Articles of Incorporation, as amended, of the Surviving Corporation until the same are altered or amended.


                     ARTICLE IV - CONVERSION OF SHARES

          The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation are as follows:

     1. On the effective date of the Merger, each of the 100 issued and outstanding shares of Common Stock of Foremost-Michigan, par value $1.00 per share, all owned by Foremost, shall thereupon, and without the surrender of stock certificates or any other action, be canceled.

     2. On the effective date of the Merger, each of the issued and outstanding shares of Common Stock of the Delaware Corporation, par value $1.00 per share, shall thereupon, and without the surrender of stock certificates or any other action, be converted into one fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation. Each holder of shares of Common Stock of the Delaware Corporation outstanding immediately before the effective date of the Merger shall, upon such conversion, hold one share of Common Stock of the Surviving Corporation for each such share of Common Stock of the Delaware Corporation held.

     3. On the effective date of the Merger, each owner of an outstanding certificate or certificates evidencing shares of Common Stock of the Delaware Corporation, par value $1.00 per share, may, but shall not be required to (except as set forth below), surrender such certificate or certificates to the Surviving Corporation and, upon such surrender, to receive in exchange therefor a certificate or certificates evidencing the number of shares of Common Stock of the Surviving Corporation, par value $1.00 per share, represented by the surrendered certificate. Until so surrendered, each outstanding certificate which, before the effective date of the Merger, evidenced shares of Common Stock of the Delaware Corporation shall be deemed, for all corporate purposes, to evidence the ownership of the number of full shares of Common Stock of the Surviving Corporation into which the shares of the Common Stock represented by such certificates shall have been converted as aforesaid.

                    ARTICLE V - ASSETS AND LIABILITIES

          Upon the effective date of the Merger, (1) the respective assets of the Delaware Corporation and the Michigan Corporation shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such assets shall have been carried on their respective books immediately before the effective date of the Merger, except as provided in this Plan of Merger with respect to the cancellation of the shares of the Michigan Corporation outstanding before the effective date of the Merger;
(2) the respective liabilities and reserves of the Delaware Corporation and the Michigan Corporation (excluding Common Stock, other paid-in capital and retained earnings) shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such liabilities and reserves shall have been carried on their respective books immediately before the effective date of the Merger; and (3) the Common Stock, other paid-in capital and retained earnings of the Delaware Corporation shall be taken up on the books of the Surviving Corporation as Common Stock, other paid-in capital and retained earnings, respectively, in the amount at which the same shall be carried on the books of the Delaware Corporation immediately before the effective date of the Merger.


                       ARTICLE VI - FURTHER ACTIONS

           The Delaware Corporation shall, from time to time, as and when requested by the Surviving Corporation or its successors or assigns, execute and deliver or cause to be executed and delivered such deeds, instruments, assignments or assurances as the Surviving Corporation may deem necessary or desirable to vest in and confirm to the Surviving Corporation title to and possession of any property or rights of the Delaware Corporation acquired or to be acquired by reason of or as a result of the Merger, or otherwise to carry out the purposes of this Plan of Merger, and any person who, immediately before the Merger became effective, was an officer or director of the Delaware Corporation is hereby fully authorized in the name of the Delaware Corporation to execute any and all such deeds, instruments, assignments or assurances, or to take any and all such action.


               ARTICLE VII - CONDITIONS PRECEDENT TO MERGER

          All obligations of the parties under this Plan of Merger are subject to the fulfillment (or waiver in writing by a fully authorized officer of the party entitled to the benefit of the applicable condition) of each of the following conditions:

     1. The holders of a majority of the shares of Common Stock of the Delaware Corporation must have voted for adoption of the Plan of Merger;

     2. Neither the Delaware Corporation nor the Michigan Corporation shall be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Merger; and

     3. The Delaware Corporation and the Michigan Corporation shall have received any and all such approvals, consents, authorizations and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by the Delaware Corporation and the Michigan Corporation of their respective obligations under this Plan of Merger and the consummation of the Merger.


                    ARTICLE VIII - STOCKHOLDER APPROVAL

          This Plan of Merger shall be submitted to the stockholders of the Delaware Corporation as provided by Section 253(a) of the Delaware General Corporation Law as the same is now in effect and shall take effect, and be deemed and be taken to be the Plan of Merger of said corporations, upon the
(1) adoption thereof, by the stockholders of the Delaware Corporation in accordance with the requirements of the laws of the state of Delaware; and
(2) the filing and recording of such documents, and the doing of such acts and things, as shall be required to accomplish the Merger under the provisions of the applicable statutes of the states of Michigan and Delaware.

          Anything in this Plan of Merger to the contrary notwithstanding, this Plan of Merger may, subject to the laws of the states of Michigan and Delaware, be amended, abandoned or postponed by either of the Constituent Corporations by appropriate action by their respective Boards of Directors at any time before the effective date of the Merger for any reason deemed appropriate by said Boards.


                      ARTICLE IX - SERVICE OF PROCESS

          The Surviving Corporation agrees that it may be served with process in the state of Delaware in any proceeding for enforcement of any obligation of the Delaware Corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger provided for in this Plan of Merger, including any suit or other proceeding to enforce the right (if any) of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of the state of Delaware as its agent to accept service of any such process. A copy of any such process shall be mailed by such Secretary of State to Paul D. Yared, Foremost Corporation of America, Post Office Box 2450, Grand Rapids, Michigan 49501.

                     ARTICLE X - ABANDONMENT OF MERGER

          This Plan of Merger may be terminated and the Merger abandoned at any time before the effective date of the Merger (notwithstanding that adoption of this Plan of Merger by the stockholders of the Delaware Corporation previously may have been obtained) by mutual consent of the Boards of Directors of the Delaware Corporation and the Michigan
Corporation.

          IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to authority duly given by resolution adopted by its Board of Directors, has caused this Plan of Merger to be executed in its name by its President and Chief Executive Officer and its corporate seal to be affixed and attested by its Secretary on this _____ day of June, 1998.


                              FOREMOST CORPORATION OF AMERICA
                              (a Delaware corporation)


                              By __________________________________________
                                 Richard L. Antonini
                                 Its President and Chief Executive Officer

ATTEST:


____________________________
Paul D. Yared
Its Secretary


                              FOREMOST CORPORATION-MICHIGAN
                              (a Michigan corporation)


                              By __________________________________________
                                 Richard L. Antonini
                                 Its President and Chief Executive Officer

ATTEST:


____________________________
Paul D. Yared
Its Secretary